As filed with the Securities and Exchange Commission on June 1, 2017

Registration No. 333-215122

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

ON

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Spring Bank Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	52-2386345
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

86 South Street

Hopkinton, MA 01748

(508) 473-5993

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan P. Freve

Chief Financial Officer

Spring Bank Pharmaceuticals, Inc. 86 South Street

Hopkinton, MA 01748

(508) 473-5993

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart M. Falber, Esq. Wilmer Cutler Pickering Hale and Dorr LLP 60 State Street Boston, MA 02109 (617) 526-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date hereof.

  If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a small reporting company)	Small reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

This filing constitutes a Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-215122), which was initially declared effective on December 29, 2016. This Post-Effective Amendment shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended (the “Securities Act”), on such date as the Securities and Exchange Commission, acting pursuant to Section 8(c) of the Securities Act, may determine.

EXPLANATORY NOTE

On December 16, 2016, Spring Bank Pharmaceuticals, Inc. (the “Company”) filed a registration statement on Form S-1 (File No. 333-215122) (the “registration statement”) with the Securities and Exchange Commission (the “SEC”). The registration statement was declared effective on December 29, 2016. The Company subsequently filed Post-Effective Amendment No. 1 to the registration statement on Form S-1 on February 15, 2017, and Amendment No. 1 to Post-Effective Amendment No. 1 on March 7, 2017. Post-Effective Amendment No. 1, as amended, was declared effective by the SEC on March 9, 2017.

This Post-Effective Amendment No. 2 to Form S-1 on Form S-3 is being filed by the Company to convert the registration statement on Form S-1, as amended, into a registration statement on Form S-3. This Post-Effective Amendment No. 2 also contains an updated prospectus reflecting the offering and sale of shares of the Company’s common stock that were registered for resale on the registration statement on Form S-1, as amended.

No additional securities are being registered under this Post-Effective Amendment No. 2. All applicable registration fees were paid at the time of the initial filing of the registration statement.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders named in this preliminary prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY—SUBJECT TO COMPLETION

DATED JUNE 1, 2017

PROSPECTUS

Spring Bank Pharmaceuticals, Inc.

3,830,321 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders identified in this prospectus of up to 3,830,321 shares of our common stock held by the selling stockholders, including 1,798,084 shares of our common stock that are issuable upon the exercise of outstanding warrants to purchase our common stock held by the selling stockholders. We are not selling any shares of common stock and will not receive any proceeds from the sale of these shares by the selling stockholders.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume brokerage commissions and similar charges, if any, incurred for the sale of shares of our common stock.

The selling stockholders identified in this prospectus, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 10. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 7.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is traded on the Nasdaq Capital Market under the symbol “SBPH.” On May 31, 2017, the closing sale price of our common stock on the Nasdaq Capital Market was $12.41 per share. You are urged to obtain current market quotations for the common stock.

We are an “emerging growth company” as defined under federal securities laws and will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company.” Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2017

We are responsible for the information contained in this prospectus and any supplement or amendment or free writing prospectus prepared by us or on our behalf or to which we have referred you. We have not authorized anyone to provide you with different information, and we take no responsibility for any other information others may give you. If anyone provides you with different or inconsistent information, you should not rely on it. The selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information included elsewhere in this prospectus or incorporated by reference into this prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus carefully, including the “Risk Factors” section beginning on page 4 and our consolidated financial statements and the related notes incorporated by reference into this prospectus before making an investment decision. Unless the context otherwise requires, we use the terms “Spring Bank,” “our company,” “we,” “us” and “our” in this prospectus to refer to Spring Bank Pharmaceuticals, Inc. and our consolidated subsidiary.

Overview

We are a clinical-stage biopharmaceutical company engaged in the discovery and development of a novel class of therapeutics using our proprietary small molecule nucleic acid hybrid, or SMNH, chemistry platform. Our SMNH compounds are small segments of nucleic acids that we design to selectively target and modulate the activity of specific proteins implicated in various disease states. We are developing our most advanced SMNH product candidate, SB 9200, for the treatment of certain viral diseases. We have designed SB 9200 to selectively activate within infected cells the cellular proteins, retinoic acid-inducible gene 1 (RIG-I) and nucleotide-binding oligomerization domain-containing protein 2 (NOD2), to inhibit viral replication and to cause the induction of intracellular interferon signaling pathways for antiviral defense. We believe that SB 9200 may play an important role in antiviral therapy by modulating the body’s immune response through its mechanisms of action to fight viral infections. We are also developing other SMNH product candidates, including SB 11285, an immunotherapeutic agent for the treatment of selected cancers through the activation of the STimulator of INterferon Genes, or STING, pathway.

SB 9200

We are currently developing SB 9200 for the treatment of chronic hepatitis B virus, or HBV. We are conducting a Phase 2a multi-center clinical trial of SB 9200 in Canada, Hong Kong, Korea and Taiwan. The trial is a randomized, placebo-controlled, multiple ascending dose trial in up to 80 non-cirrhotic patients infected with chronic HBV using doses of 25 mg, 50 mg, 100 mg and 200 mg of SB 9200 as a monotherapy administered daily for 12 weeks. Following this treatment, all patients will receive treatment with the oral antiviral agent tenofovir disoproxil fumarate (marketed as Viread®, which we refer to as Viread) as a monotherapy for 12 weeks. Patients will be sequentially enrolled into one of the four dose cohorts and randomized between a SB 9200 dose group or placebo on a 4:1 basis. Patients will be stratified based on HBeAg+/- status. HBeAg is a non-structural protein whose presence in blood, or HBeAg+, is indicative of actively replicating virus. The primary endpoints of the Phase 2a clinical trial are safety and reduction in HBV DNA from pre-treatment levels with multiple exploratory secondary endpoints, including reduction or loss of hepatitis B surface antigen, or HBsAg, and HBeAg, both of which are important markers of viral replication and early surrogate markers for functional cure. In June 2016, we initiated our Phase 2a ACHIEVE clinical trial in non-cirrhotic patients infected with chronic HBV, and in May 2017, we reported top-line results from the first SB 9200 monotherapy dosing cohort of the Phase 2a clinical trial, which indicated that a low dose (25mg) of SB 9200 alone showed a favorable safety profile and antiviral activity against HBV DNA and HBsAg.

We are also pursuing the development of the co-formulation of SB 9200 with entecavir (marketed as Baraclude®, which we refer to as Baraclude) and Viread as potential fixed-dose combination products for the treatment of patients with chronic HBV who may benefit from the combined use of SB 9200 as an immunomodulatory agent, and Baraclude or Viread, as the antiviral agent. We anticipate that the fixed-dose combination product could result in enhanced patient compliance and potentially allow for the delivery of lower doses of the individual compounds for equivalent efficacy and a more favorable safety profile. We have conducted early development work on co-formulations with Baraclude and Viread and believe that SB 9200 and these antiviral agents are compatible in the same formulation. We believe that the immunomodulatory activity provided by SB 9200 could be a key component of a future combinatorial treatment of patients infected with chronic HBV, which could increase the percentage of chronic HBV patients who achieve a functional cure.  We have entered into collaborations and seek to enter into additional collaborations with third parties that are investigating and/or developing compounds for the treatment of chronic HBV with different pharmacological mechanisms of action than SB 9200. Pursuant to this strategy, we entered into agreements with Arrowhead Pharmaceuticals, Inc. and Arbutus Biopharma Corporation.

SB 11285

We are developing SB 11285, a novel proprietary STING agonist, as a potential immunotherapeutic agent for the treatment of selected cancers. Recent published scientific literature indicates that the activation of the STING pathway can result in the induction of cellular interferons and cytokines and promote an aggressive and strong anti-tumor response through the induction of innate and adaptive immune response.  In our studies performed in in vitro cancer models, SB 11285 was shown to cause the induction of interferon and other cytokines and cell death, or apoptosis, of multiple tumor-derived cell lines.  We continue to conduct preclinical studies of SB 11285 in multiple in vivo cancer models.  In March 2017, we presented data from certain of these in vivo studies at the 2017 Keystone Symposia on Cancer Immunology and Immunotherapy indicating that SB 11285 showed anti-tumor activity in a 4T1 breast cancer syngeneic mouse model and an A20 lymphoma model.

Our Corporate Information

We were incorporated under the laws of the Commonwealth of Massachusetts as Spring Bank Technologies, Inc. on October 7, 2002. On May 12, 2008, we filed a certificate of incorporation in the State of Delaware and changed our state of incorporation to Delaware and our name to Spring Bank Pharmaceuticals, Inc. Our principal executive offices are located at 86 South Street, Hopkinton, MA 01748 and our telephone number is (508) 473-5993. Our website address is www.springbankpharm.com. The information contained in, or accessible through, our website does not constitute a part of this prospectus.

Implications of Being an Emerging Growth Company

The Jumpstart Our Business Startups Act of 2012, or the JOBS Act, was enacted in April 2012 with the intention of encouraging capital formation in the United States and reducing the regulatory burden on newly public companies that qualify as “emerging growth companies.” We are an emerging growth company within the meaning of the JOBS Act. As an emerging growth company, we may take advantage of certain exemptions from various public reporting requirements, including the requirement that our internal control over financial reporting be audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, certain requirements related to the disclosure of executive compensation in this prospectus and in our periodic reports and proxy statements, and the requirement that we hold a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until we are no longer an emerging growth company.

We will remain an emerging growth company until the earliest to occur of:

•	the last day of the fiscal year in which we have approximately $1.0 billion or more in annual gross revenue;
•	the date we qualify as a “large accelerated filer,” with at least $700 million of equity securities held by non-affiliates;
•	the date on which we have issued, in any three-year period, more than $1.0 billion in non-convertible debt securities; or
•	the last day of the fiscal year ending after the fifth anniversary of the closing of our initial public offering.

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act of 1933, as amended, or the Securities Act, declared effective or do not have a class of securities registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act) are required to comply with the new or revised financial accounting standard. We have chosen to “opt out” of the extended transition periods available under the JOBS Act for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition periods for complying with new or revised accounting standards is irrevocable.

The Offering

Common stock offered by the selling stockholders	3,830,321 shares of our common stock, including 1,798,084 shares of common stock issuable upon exercise of warrants.

Common stock outstanding	9,426,238 shares.

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk factors	See “Risk Factors” beginning on page 4 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Capital Market symbol	“SBPH”

The number of shares of our common stock outstanding is based on 9,426,238 shares of our common stock outstanding as of May 15, 2017, and excludes:

•	153,347 shares of common stock issuable upon exercise of warrants held by certain of the selling stockholders outstanding as of May 15, 2017, at a weighted average exercise price of $15.82 per share;
•

1,644,737 shares of common stock issuable upon exercise of other warrants held by certain of the selling stockholders at an exercise price of $10.79 per share that were sold in the private placement that closed on November 23, 2016;

•	955,565 shares of common stock issuable upon exercise of stock options outstanding as of May 15, 2017, at a weighted average exercise price of $10.70 per share; and
•	495,668 shares of common stock available for future issuance under our 2015 Stock Incentive Plan as of May 15, 2017.

Unless otherwise indicated, this prospectus reflects and assumes no exercise of the outstanding options or warrants described above.

RISK FACTORS

An investment in our common stock involves significant risks. Before making an investment in our common stock, you should carefully read all of the information contained in this prospectus and in the documents incorporated by reference herein. For a discussion of risk factors that you should carefully consider before deciding to purchase any of our common stock, please carefully consider the following risks and uncertainties as well as the risks and uncertainties described in the section entitled “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which descriptions are incorporated by reference into this prospectus in their entirety. In addition, please read “Special Note Regarding Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not currently known to us, or that we currently view as immaterial, may also adversely effect our business. If any of the risks or uncertainties described in our Annual Report on Form 10-K for the year ended December 31, 2016 or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected.

Risks Related to this Offering

Sales of shares issued in this offering may cause the market price of our shares to decline.

On November 23, 2016, we sold 1,644,737 shares of our common stock and warrants to purchase 1,644,737 shares of common stock at an exercise price of $10.79 per share in a private placement to certain selling stockholders identified in this prospectus. We have agreed to register for resale with the SEC such shares of common stock and the common stock underlying the warrants. The registration statement of which this prospectus forms a part has been filed to satisfy this obligation. Prior to the date of this prospectus, a portion of such shares have been sold, such that as of May 15, 2017, a total of 1,430,890 shares of common stock remained unsold by the selling stockholders.  As of May 15, 2017, none of the warrants to purchase common stock have been exercised. The sale of a significant amount of these remaining shares of common stock in the open market, or the perception that these sales may occur, could cause the market price of our common stock to decline or become highly volatile.

We may have to pay liquidated damages to the selling stockholders, which would increase our expenses and reduce our cash resources.

In connection with the private placement, we entered into a registration rights agreement with such investors. Under the terms of the registration rights agreement, subject to certain limited exceptions, if the registration statement of which this prospectus forms a part does not remain effective for the time periods specified in the registration rights agreement or we otherwise fail to comply with certain provisions set forth in the registration rights agreement, we will be required to pay the investors, as liquidated damages, 1.0% of the amount invested for each 30-day period (or a pro rata portion thereof) during which such failure continues until all of the shares covered by the registration statement are sold or can be sold without restriction under Rule 144 promulgated under the Securities Act. There can be no assurance that the registration statement of which this prospectus forms a part will remain effective for the time periods necessary to avoid payment of liquidated damages. Any payment of liquidated damages would increase our expenses, reduce our cash resources and may limit or preclude us from advancing our product candidates through clinical trials or otherwise growing our business.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, product candidates, product approvals, research and development costs, timing and likelihood of success, plans and objectives of management for future operations and future results of anticipated products, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions, including those described under the section in this prospectus entitled “Risk Factors” and in the section entitled “1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference into this prospectus, and any other risk factors set forth in any information incorporated by reference in this prospectus, as well as any other risk factors and cautionary statements described elsewhere in this prospectus or in the documents we file from time to time with the SEC.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

You should read this prospectus, the documents that we reference and incorporate by reference in this prospectus and the documents we have filed as exhibits to the registration statement and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We will not receive any proceeds from the resale of any shares offered by this prospectus by the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by such selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by such selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq Capital Market listing fees and fees and expenses of our counsel and our auditors.

SELLING STOCKHOLDERS

Pursuant to our license agreement with BioHEP Technologies Ltd. (formerly known as Micrologix Biotech, Inc.), (“BioHEP”), we have issued BioHEP 387,500 shares of our common stock and a warrant to purchase 125,000 shares of our common stock (the “BioHEP warrant”). For additional information on these issuances, see “Business—BioHEP License” in our Annual Report on Form 10-K for the year ended December 31, 2016 and incorporated by reference herein. We also issued a warrant to purchase 27,600 shares of our common stock in May 2016, and a warrant to purchase 747 shares of our common stock in June 2016 to Dawson James Securities, Inc. (the “Dawson James warrants”). In addition, on November 23, 2016, we sold 1,644,737 shares of our common stock and warrants to purchase 1,644,737 shares of common stock at an exercise price of $10.79 per share in a private placement to certain other selling stockholders. The table below sets forth, to our knowledge, information about these selling stockholders as of May 15, 2017.

We do not know when or in what amounts the selling stockholders may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering and because there are currently no agreements or understandings with respect to the sale of any shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of this offering. However, for purposes of this table, we have assumed that, after completion of this offering, none of the shares covered by this prospectus will be held by the selling stockholders.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of our common stock. Unless otherwise indicated below, to our knowledge, the selling stockholders named in the table have sole voting and investment power with respect to the shares of common stock beneficially owned by them. The number of shares of common stock beneficially owned prior to the offering for each selling stockholder includes (i) all shares of our common stock held by such selling stockholder prior to the November private placement, plus (ii) all shares of our common stock purchased by such selling stockholder pursuant to the November private placement and being offered pursuant to this prospectus, (iii) all shares of common stock issuable upon exercise of the warrants sold in the November private placement and (iv) all options or other derivative securities held by such selling stockholder which are exercisable within 60 days of May 15, 2017. The percentages of shares owned before and after the offering are based on 9,426,238 shares of our common stock outstanding as of May 15, 2017. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options and warrants held by that person that are currently exercisable or exercisable within 60 days after May 15, 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the person named below.

The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares of common stock since the date on which the information in the table below is presented. Information about the selling stockholders may change over time. For additional information about the beneficial ownership of certain of our directors and officers, see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” in our Definitive Proxy Statement on Schedule 14A as filed with the SEC on April 28, 2017 and incorporated by reference herein.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Number of Shares of Common Stock Being Offered(1)	Shares of Common Stock to be Beneficially Owned After Offering(2)
	Number	Percentage		Number	Percentage
Baker Bros. Advisors LP(3)	438,596	4.5%	438,596	—	0.0%
Nezam Afdhal	142,804	1.5%	26,300	116,504	1.2%
Alyeska Master Fund, LP(4)	205,903	2.2%	205,903	—	0.0%
Alyeska Master Fund 2, LP(4)	141,976	1.5%	141,976	—	0.0%
Anthony Argyrides	88,551	0.9%	43,860	44,691	0.5%
David Arkowitz	36,314	0.4%	8,772	27,542	0.3%
R. Douglas Armstrong	5,763	0.1%	5,763	—	0.0%
BioHEP Technologies Ltd.(5)	460,000	4.9%	460,000	—	0.0%
Burrage Capital Healthcare Fund I, LP(6)	109,648	1.2%	109,648	—	0.0%
Todd Brady	25,289	0.3%	21,928	3,361	0.0%
CVI Investments, Inc.(7)	109,645	1.1%	109,645	—	0.0%
Cynergy Healthcare Investors Emerging Bridge, LLC(8)	21,920	0.2%	21,920	—	0.0%
DAFNA LifeScience, LP(9)	32,894	0.3%	32,894	—	0.0%
DAFNA LifeScience Select, LP(9)	21,930	0.2%	21,930	—	0.0%
Dawson James Securities, Inc.(10)	16,821	0.2%	16,821	—	0.0%
Martin Driscoll	217,030	2.3%	43,800	173,230	1.8%
The E. Burke Ross Jr. Descendants’ GST Investment Trust 2014(11)	576,243	6.1%	52,910	523,333	5.6%
EBR Ventures, LLC(12)	272,100	2.9%	237,100	35,000	0.4%
Kurt Eichler(13)	640,743	6.7%	128,200	512,543	5.4%
Jonathan Freve	48,063	0.5%	10,964	37,099	0.4%
Intracoastal Capital, LLC(14)	27,410	0.3%	27,410	—	0.0%
Iroquois Master Fund Ltd.(15)	125,152	1.3%	27,412	97,740	1.0%
Iroquois Capital Investment Group LLC(15)	24,671	0.3%	24,671	—	0.0%
Robert D. Keyser, Jr.	5,763	0.1%	5,763	—	0.0%
Marilyn E. Tenzer Declaration of Trust(16)	109,648	1.2%	109,648	—	0.0%
Parallax Biomedical Fund, LP(17)	24,000	0.3%	24,000	—	0.0%
UBS Oncology Impact Fund L.P.(18)	1,206,140	12.0%	1,206,140	—	0.0%
Total	5,135,017	44.5%	3,563,974	1,571,043	16.1%

(1) Includes shares of common stock that the selling stockholder purchased in the November private placement and shares of common stock issuable upon exercise of the warrants sold in the November private placement, the BioHEP warrant and the Dawson James warrants, and does not take into account any limitations on exercise contained in any warrants. To our knowledge, the total amount of shares of common stock being offered by this prospectus reflects the sale of 266,347 shares of common stock by the selling stockholders between December 29, 2016 and May 15, 2017.

(2) Assumes the selling stockholder sells all of the shares of common stock included in this prospectus, including common stock issuable upon exercise of the warrants sold in the November private placement, common stock issuable upon exercise of the BioHEP warrant and common stock issuable upon exercise of the Dawson James warrants.

(3) The shares of common stock beneficially owned by Baker Bros. Advisors LP (“Adviser”) includes 20,656 shares of common stock and 20,656 shares of common stock issuable upon exercise of the warrants sold in the November private placement held by 667, L.P. (“667”) and 198,642 shares of common stock and 198,642 shares of common stock issuable upon exercise of the warrants sold in the November private placement held by Baker Brothers Life Sciences, L.P. (“Life Sciences”, and together with 667, the “Funds”. The Adviser is the management company and investment adviser to the Funds and may be deemed to beneficially own all shares held by the Funds. Baker Bros. Advisors (GP) LLC (the “Adviser GP”) is the sole general partner of the Adviser. Julian C. Baker and Felix J. Baker have voting and investment power over the shares held by each of the Funds, as principals of the Adviser GP. Julian C. Baker, Felix J. Baker, the Adviser and the Adviser GP disclaim beneficial ownership of all shares held by the Funds except to the extent their pecuniary interest therein.

(4) Alyeska Fund GP, LP and Alyeska Fund 2 GP, LLC are the general partners of Alyeska Master Fund, LP and Alyeska Master Fund 2, LP, respectively, and Alyeska Investment Group, LLC is the general partner and managing member, respectively, of Alyeska Fund GP, LP and Alyeska Fund 2 GP, LLC, respectively. The officers of Alyeska Investment Group, LLC are Jason Bragg and Anand Parekh, who may be deemed to have voting and dispositive control over the shares held by Alyeska Master Fund, LP and Alyeska Master Fund 2, LP. Each of Mr. Bragg and Mr. Parekh disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein.

(5) BioHEP’s board of directors has voting and dispositive control over the shares held by BioHEP. The members of the BioHEP board of directors are Bruce Schmidt, Donald Gordon and Chester Shynkaryk. Because the board of directors acts by consensus and majority approval, none of the members of BioHEP’s board of directors has individual voting or investment power with respect to such shares.

(6) Burrage Capital Management is the general partner of Burrage Capital Healthcare Fund I, LP, and the manager of Burrage Capital Management is Christiana Bardon, who may be deemed to have voting and dispositive control of the shares held by Burrage Capital Healthcare Fund I, LP. Ms. Bardon disclaims beneficial ownership of such shares except to the extent of her pecuniary interest therein.

(7) Heights Capital Management, Inc. is the authorized agent of CVI Investments, Inc., and Martin Koblinger is the Investment Manager of Heights Capital Management, Inc. Each of Heights Capital Management, Inc. and Mr. Koblinger may be deemed to have voting and dispositive control of the shares held by CVI Investments, Inc. Mr. Koblinger disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(8) Patrick Adams is the managing member of Cynergy Healthcare Investors Emerging Bridge, LLC and may be deemed to have voting and dispositive control of the shares it holds. Mr. Adams disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(9) DAFNA Capital Management LLC is the sole general partner of DAFNA LifeScience, LP and DAFNA LifeScience Select, LP. The Chief Executive Officer and Chief Investment Officer of DAFNA Capital Management LLC are Dr. Nathan Fischel and Dr. Fariba Ghodsian, respectively. These individuals may be deemed to have shared voting and investment power of the shares held by DAFNA LifeScience, LP and DAFNA LifeScience Select, LP. Each of Dr. Fischel and Dr. Fariba disclaim beneficial ownership of such shares, except to the extent of his or her pecuniary interest therein.

(10) Thomas W. Hands is the President of Dawson James Securities, Inc. and Robert D. Keyser, Jr. is the Chief Executive Officer of Dawson James Securities, Inc., either one of these individuals has voting and investment power over the securities owned by Dawson James Securities, Inc.

(11) Peter Lacaillade is the trustee of The E. Burke Ross Jr. Descendants’ GST Investment Trust and holds voting and dispositive controls over the shares it holds. Mr. Lacaillade disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(12) E. Burke Ross, Jr. holds voting and dispositive control over the shares held by EBR Ventures, LLC. Mr. Ross disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(13) Consists of (i) 505,610 shares held by Kurt Eichler and 10,042 shares of common stock issuable upon the exercise of options held by Mr. Eichler exercisable within 60 days after May 15, 2017, (ii) 19,791 shares of our common stock held by Teresa Eichler as custodian for Katherine Eichler, (iii) 1,200 shares of our common stock held by Kurt Eichler as custodian for Katherine Eichler and (iv) 40,000 shares held by trusts for which Mr. Eichler serves as the trustee.

(14) Mitchell P. Kopin and Daniel B. Asher, each of whom are managers of Intracoastal Capital LLC, have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal Capital, LLC. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership (as determined under Section 13(d) of the Exchange Act) of the securities reported herein that are held by Intracoastal Capital, LLC. Mr. Asher, who is a manager of Intracoastal Capital, LLC, is also a control person of a broker-dealer. As a result of such common control, Intracoastal Capital, LLC may be deemed to be an affiliate of a broker-dealer. Intracoastal Capital, LLC acquired the shares being registered hereunder in the ordinary course of business, and at the time of the acquisition of the shares and warrants described herein, Intracoastal Capital, LLC did not have any arrangements or understandings with any person to distribute such securities.

(15) Iroquois Capital Management L.L.C. is the investment manager of Iroquois Master Fund, Ltd., and Richard Abbe is the President of Iroquois Capital Management L.L.C., and may be deemed to hold voting and dispositive control over the shares held by Iroquois Master Fund, Ltd. Richard Abbe also holds voting and dispositive control over the shares held by Iroquois Capital Investment Group LLC. Mr. Abbe disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(16) Marilyn E. Tenzer is the trustee of the Marilyn E. Tenzer Declaration of Trust and holds voting and dispositive controls over the shares it holds. Ms. Tenzer disclaims beneficial ownership of such shares, except to the extent of her pecuniary interest therein.

(17) Marc Pentopoulos holds voting and dispositive control over the shares held by Parallax Biomedical Fund, LP. Mr. Pentopoulos disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.

(18) Oncology Impact Fund Management L.P., a Cayman Limited Partnership, is the General Partner of UBS Oncology Impact Fund LP. MPM Oncology Impact Management GP LLC, a Delaware limited liability company, is the General Partner of Oncology Impact Fund Management L.P. Dr. Ansbert Gadicke is the Managing Member of MPM Oncology Impact Management GP LLC, and may be deemed to have voting and dispositive control of the securities held by UBS Oncology Impact Fund LP. Dr. Gadicke disclaims beneficial ownership of the securities except to the extent of his pecuniary interest therein.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with such registration statement or (2) the date on which all of the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

DILUTION

This offering is for sales of common stock by the selling stockholders on a continuous or delayed basis in the future. Sales of common stock by the selling stockholders will not result in a change to the net tangible book value per share before and after the distribution of shares by such selling stockholders.

There will be no change in net tangible book value per share attributable to cash payments made by purchasers of the shares being offered. Prospective investors should be aware, however, that the price of shares of common stock may not bear any rational relationship to net tangible book value per share of the common stock.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of Spring Bank Pharmaceuticals, Inc. and its subsidiaries as of December 31, 2016 and 2015 and for each of the years in the two-year period ended December 31, 2016, incorporated by reference in this prospectus and registration statement from the Spring Bank Pharmaceuticals, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2016, have been audited by RSM US LLP, an independent registered public accounting firm, as stated in their report thereon incorporated herein by reference, and have been incorporated in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

 INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC will automatically update and supersede some of this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than Current Reports on Form 8-K containing only information furnished under Item 2.02 or Item 7.01 of Form 8-K, unless otherwise indicated therein), including filings made after the date of the filing of this Post-Effective Amendment No. 2, until the selling stockholders sell all of the securities covered by this prospectus or the sale of securities by the selling stockholders pursuant to this prospectus is terminated. The documents we incorporate by reference are:

•	our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on February 14, 2017;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on April 28, 2017;
•	the portions of our definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2017 that are deemed “filed” with the SEC under the Exchange Act;
•	our Current Report on Form 8-K filed with the SEC on May 23, 2017; and
•	the description of our common stock contained in our Registration Statement on Form 8-A filed on March 14, 2016, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of this Post-Effective Amendment No. 2 and prior to effectiveness of this Post-Effective Amendment No. 2 shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus modifies, supersedes or replaces such statement.

Notwithstanding the statements in the preceding paragraphs, no document, report or exhibit (or portion of any of the foregoing) or any other information that we have “furnished” or may in the future “furnish” to the SEC pursuant to the Exchange Act shall be incorporated by reference into this prospectus.

You may request a copy of the documents incorporated by reference in this prospectus, including exhibits to these documents, orally or in writing, and they will be provided to you at no cost, by contacting:

Spring Bank Pharmaceuticals, Inc.

86 South Street

Hopkinton, Massachusetts 01748

Attention: Corporate Secretary

Telephone: (508) 473-5993

WHERE YOU CAN FIND MORE INFORMATION

We post on our public website (www.springbankpharm.com) our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus.

You can find, copy and inspect information we file with the SEC at the SEC’s public reference room, which is located at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the SEC’s public reference room. You can also review our electronically filed reports and other information that we file with the SEC on the SEC’s web site at www.sec.gov.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You should rely only on the information contained in this prospectus (and any amendments or supplements thereto) or information to which we have referred you. We have not authorized any person to provide you with different information or to make any representation not contained in this prospectus (or any amendments or supplements thereto).

This prospectus is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus regarding us and the securities, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at any address listed above or from the SEC’s web site.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the issuance and distribution of the offering described in this registration statement, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee.

Amount
Securities and Exchange Commission registration fee	$ 3,366
Accountants’ fees and expenses	15,000
Legal fees and expenses	275,000
Transfer Agent’s fees and expenses	2,500
Miscellaneous	5,000
Total expenses	$ 300,866

Item 15. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the General Corporation Law of the State of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with any threatened, pending or completed action, suit or proceeding to which he was or is a party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our restated certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our restated certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 16. Exhibits and Financial Statement Schedules.

The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement, provided, however, that paragraphs (1)(a)(1)(i), (1)(a)(1)(ii) and (1)(a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hopkinton, Commonwealth of Massachusetts, on June 1, 2017.

SPRING BANK PHARMACEUTICALS, INC.

By:	/s/ Martin Driscoll
Martin Driscoll President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 2 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin Driscoll Martin Driscoll	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	June 1, 2017

/s/ Jonathan Freve Jonathan Freve	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	June 1, 2017

* R.P. “Kris” Iyer, PhD	Chief Scientific Officer and Director	June 1, 2017

* David Arkowitz	Director	June 1, 2017

* Jonathan Bates	Director	June 1, 2017

* Todd Brady	Director	June 1, 2017

* Kurt Eichler	Director	June 1, 2017

*/s/ Jonathan Freve By: Jonathan Freve, Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference Herein from Form or Schedule	Filing Date	SEC File/Reg. Number
3.1	Restated Certificate of Incorporation of the Registrant		Form 8-K (Exhibit 3.1)	May 13, 2016	001-37718
3.2	Amended and Restated Bylaws of the Registrant		Form 8-K (Exhibit 3.2)	May 13, 2016	001-37718
4.1	Specimen stock certificate evidencing the shares of common stock		Form S-1/A (Exhibit 4.1)	February 12, 2016	333-208875
4.2	Common Stock Purchase Warrant issued by the Registrant to BioHEP Technologies Ltd. (February 2016)		Form S-1/A (Exhibit 10.18)	March 9, 2016	333-208875
4.3	Form of Warrant issued to Dawson James Securities, Inc. (May 2016)		Form 8-K (Exhibit 10.1)	May 13, 2016	001-37718
4.4	Form of Warrant to Purchase Common Stock (November 2016)		Form 8-K (Exhibit 10.2)	November 21, 2016	001-37718
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP		Form S-1 (Exhibit 5.1)	December 15, 2016	333-215112
23.1	Consent of RSM US LLP	X
23.2	Consent of Wilmer Cutler Pickering Hale and Dorr LLP		Form S-1 (Exhibit 5.1)	December 15, 2016	333-215112
24.1	Power of Attorney		Form S-1 (included on signature page)	December 15, 2016	333-215112